Exhibit 99.B(6)(c)

FORM OF SUB-ADVISORY AGREEMENT

This Agreement (the “Agreement”) is made this [•] day of [•], 2016, by and between Victory Capital Management Inc., a New York corporation (“Adviser”), and SailingStone Capital Partners LLC, a Delaware limited liability company (“Sub-adviser”).  The Adviser and the Sub-adviser are each referred to herein as a “Party” to this Agreement.

WHEREAS, the Adviser serves as investment adviser to Victory Global Natural Resources Fund (“Fund”), a series of shares of beneficial interest of Victory Portfolios, a Delaware statutory trust (“Trust”), pursuant to the Investment Advisory Agreement made as of the [•] day of [•], 2016 (“Investment Advisory Agreement”); and

WHEREAS, Section 1(c) of the Investment Advisory Agreement provides that the Adviser may, from time to time, delegate certain responsibilities under the Investment Advisory Agreement; and

WHEREAS, the Adviser desires to avail itself of the services, advice, and assistance of the Sub-adviser in providing investment advisory services to the Fund; and

WHEREAS, the Sub-adviser is registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”), and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Adviser;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follow:

1.                                      Employment of the Sub-adviser.  Pursuant to Section 1(c) of the Investment Advisory Agreement, the Adviser hereby employs the Sub-adviser to manage the investment and reinvestment of the Fund’s assets as specified from time to time by the Adviser (“Managed Assets”), subject to the control and direction of the Trust’s Board of Trustees (“Board”) and the general oversight of the Adviser, for the period and on the terms hereinafter set forth.  The Sub adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation specified herein.

2.                                      Services to be provided by the Sub-adviser.  The Sub-adviser undertakes to provide the following services and to assume the following obligations:

a.                                      The Sub-adviser shall manage the investment and reinvestment of the Managed Assets, all without prior consultation with the Adviser, subject to and in accordance with (i) the investment objective and policies of the Fund set forth in the Trust’s Trust Instrument, as amended, ByLaws, Prospectus, and Statement of Additional Information as from time to time in effect (“Governing Documents”), (ii) the requirements applicable to registered investment companies under applicable laws, including without limitation under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (“1940 Act”), and under Subchapter M of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder

(“Code”), as they relate to qualification of the Fund as a regulated investment company thereunder, and (iii) any written instructions which the Adviser or the Board may issue from time to time.  The Sub-adviser also agrees to conduct its activities hereunder in accordance with any applicable procedures or policies adopted by the Board or the Adviser in respect of the Fund as notified by the Adviser to the Sub-adviser from time to time as being in effect (“Procedures”).  As of the date of this Agreement, the Adviser hereby affirms that it has provided the Sub-adviser with copies of all Governing Documents and Procedures and shall promptly provide to the Subadviser any amendments or supplements thereto.  Subject to and in pursuance of the foregoing, the Sub-adviser shall make all determinations with respect to the purchase and sale of portfolio securities in respect of the Managed Assets and shall take such action necessary to implement the same.  The Sub-adviser shall render such reports to the Board and the Adviser as they may reasonably request concerning the investment activities of the Fund.  It shall be the duty of the Sub-adviser to furnish to the Board such information as the Board may reasonably request in order for the Board to evaluate this Agreement or any proposed amendments thereto or in connection with the Board’s consideration of any matter contemplated by Section 8 hereof.

Subject to the supervision of the Board and the Adviser, the Sub-adviser agrees to furnish investment advice, research, and recommendations to the Fund, in the preparation of reports and information, and in the management of the Managed Assets, all pursuant to this Agreement, and for this purpose the Sub-adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as shall from time to time be necessary to the performance of its obligations under this Agreement.

Unless the Board or the Adviser gives the Sub-adviser written instructions to the contrary, the Sub-adviser shall, in good faith and in a manner which it reasonably believes best serves the interests of the Fund’s shareholders and in a manner consistent with the Procedures in effect at the time, direct the Fund’s custodian as to how to vote all proxies in connection with any matters submitted to a vote of shareholders of securities in which the Managed Assets may be invested.  The Sub-adviser shall provide disclosure regarding its proxy voting policies and procedures in accordance with the requirements of Form N-l A for inclusion in the Registration Statement (as defined below) of the Trust.  To the extent that the Sub-adviser votes proxies for the Fund, the Sub-adviser shall report to the Adviser in a timely manner a record of all proxies voted, in such form and format as permits the Fund to comply with the requirements of Form N-PX with respect to the Managed Assets.  During any annual period in which the Sub-adviser has voted proxies for the Fund, the Sub-adviser shall certify as to its compliance with its proxy voting policies and procedures and applicable federal statutes and regulations.

In addition, at the request of the Adviser or any of the Fund’s service providers, the Sub-adviser shall be responsible for and provide reasonable assistance with the filing of claims (or otherwise causing the Fund to participate) in class action settlements or similar proceedings in which shareholders may participate related to securities currently or previously associated with the Managed Assets.

b.                                      Absent instructions of the Adviser to the contrary, and at all times subject to the requirements of applicable law, the Sub-adviser is authorized to and shall, in the name of the Fund, place orders for the execution of portfolio transactions with or through such brokers, dealers, or other financial institutions as it may reasonably select. In executing portfolio transactions and selecting broker dealers in respect of the Managed Assets, the Sub-adviser will seek to obtain best execution of such transactions on behalf of the Fund.  Subject to such policies as the Board may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Sub-adviser may pay higher brokerage commissions for brokerage and research services (as those terms are used in Section 28(e)) than might otherwise be available for a similar execution as described below.  In evaluating and in selecting the broker-dealer to execute a particular transaction, the Sub-adviser may also consider the brokerage and research services provided by that broker-dealer.  In seeking best execution, the Sub-adviser, bearing in mind the Fund’s best interests at all times, will consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions.  The Sub-adviser will not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Sub-adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-adviser’s overall responsibilities with respect to the Fund and/or to other clients of the Sub-adviser as to which the Sub-adviser exercises investment discretion.

On an ongoing basis, at such times as the Adviser or the Board shall request, the Sub-adviser will provide a written report to the Adviser and the Board, in a form reasonably agreed between the Sub-adviser and the Adviser or in such other form as the Board may request, summarizing the Adviser’s trading and brokerage activities with respect to the Fund, including without limitation information regarding (i) any “soft dollar” arrangements that the Sub-adviser maintains with brokers or dealers that execute transactions for the Managed Assets, and (ii) all research and other services provided to the Sub-adviser by a broker or dealer (whether prepared by such broker or dealer or by a third party) as a result, in whole or in part, of the direction of Fund transactions to the broker or dealer.

On occasions when the Sub-adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-adviser, the Sub-adviser may, in accordance with applicable law and any relevant Procedures, aggregate the securities to be so purchased or sold with orders for other clients of the Sub-adviser in order to obtain best execution.  In such event, allocation of the securities so purchased or sold, as well as of the fees and expenses incurred in the transaction, will be made by the

Sub-adviser consistent with the Sub-adviser’s procedures (which will for this purpose be substantially identical to the corresponding Procedures) and in a manner that is fair and equitable over time and consistent with the Sub-adviser’s fiduciary obligations to the Fund and to such other clients.

c.                                       The Sub-adviser shall bear its expenses of providing services pursuant to this Agreement.  The Fund will pay all expenses other than those expressly stated to be payable by the Sub-adviser hereunder or by the Adviser under the Advisory Agreement.

d.                                      The Sub-adviser shall notify the Adviser of (i) any changes regarding the Sub-adviser that would affect disclosure in the Trust’s registration statement (“Registration Statement”) under the 1940 Act and the Securities Act of 1933, as amended (“Securities Act”) or any other Trust disclosure document, or (ii) any violation of any requirement, provision, policy, or restriction that the Sub-adviser is required to comply with under this Agreement, or any other violation of this Agreement, in either event promptly upon becoming aware of such event.  The Sub-adviser shall, within two business days, notify both the Adviser and the Fund of any legal process served upon it in connection with its activities hereunder, including any legal process served upon it on behalf of the Adviser or the Fund.

e.                                       In connection with any purchase or sale of securities or other instruments for the Managed Assets, the Sub-adviser will arrange for the transmission to the custodian for the Fund (“Custodian”) on a daily basis such confirmations, trade tickets, and other documents and information, including, but not limited to, CUSIP, Sedol, or other numbers that identify the securities or other instruments to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the Custodian to perform its custodial, administrative, and recordkeeping responsibilities with respect to the Fund.  Copies of such confirmations, trade tickets, and other documents and information, including, but not limited to, CUSIP, Sedol, or other numbers that identify the securities or other instruments to be purchased or sold on behalf of the Fund, shall be provided concurrently to the Adviser.  With respect to securities or other instruments to be settled through the Fund’s Custodian, the Sub-adviser will arrange for the prompt transmission of the confirmation of such trades to the Custodian.

f.                                        The Sub-adviser will provide reasonable assistance to the Adviser or other party designated by the Board in assessing the valuation of securities or other instruments held in the Managed Assets, including, without limitation, those for which market quotations are not readily available or those which the Adviser or the Board has otherwise determined to fair value.

g.                                       The Sub-adviser (i) will continue to be registered as an investment adviser under the Advisers Act for so long as this Agreement remains in effect; (ii) will continue not to be prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act; (iv) has adopted written policies and procedures that are reasonably designed to prevent violations of the Advisers Act from occurring, detect violations that have occurred, and correct promptly any violations that have occurred, and will provide notice promptly to the Adviser of any violations relating to the Fund; (v) has met and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization; (vi) has the authority to enter into and perform the services contemplated by this Agreement; and (vii) will promptly notify the Adviser of the occurrence of any event that would disqualify the Sub-adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise, including, without limitation, if it becomes the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission (“SEC”) or other regulatory authority (including, without limitation, any self-regulatory organization).  At all times during the term of this Agreement, the Sub adviser will either be registered with the U.S. Commodity Futures Trading Commission (“CFTC”) as a commodity trading adviser and a member in good standing of the National Futures Association (“NFA”) or will not be required to be registered with the CFTC or be a member of the NFA.  The Sub-adviser further agrees to provide reasonable evidence of its compliance with any of the foregoing.

h.                                      The Sub-adviser will maintain a written code of ethics (“Code of Ethics”) that complies with the requirements of Rule 17j-1 under the 1940 Act (“Rule 17j-1”), a copy of which will be provided to the Adviser and the Fund, and will institute procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1) from violating its Code of Ethics.  The Sub-adviser will comply in all material respects with such Code of Ethics in performing its services under this Agreement.  The Sub-adviser also will certify quarterly to the Trust on behalf of the Fund and the Adviser that it and, to the best of its knowledge, its “Advisory Persons” (as defined in Rule 17j-1) have complied in all material respects with the requirements of Rule 17j-1 during the previous quarter or, if not, describe any failure to do so and explain what the Sub-adviser has done to seek to ensure such compliance in the future.  Annually, the Sub-adviser will furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1, concerning the Code of Ethics and compliance program, respectively, to the Trust and the Adviser in such form as may be mutually agreed upon by the Adviser and the Sub adviser from time to time or as the Board may request.  The Sub-adviser shall notify the Adviser promptly of any material violation of the Code of Ethics involving the Fund.  Upon request of the Board or the Chief Compliance Officer of the Fund or the Adviser with respect to violations of the Code of Ethics directly affecting the Fund, the Sub adviser will permit representatives of the Trust or the Adviser to examine reports (or summaries of the reports) required to be made by Rule 17j-1 relating to enforcement of the Code of Ethics.  The Sub-adviser will provide such additional information regarding violations of the Code of Ethics as the Board or the Chief Compliance Officer on behalf of the Fund or the Adviser may reasonably request in order to assess the functioning of the Code of Ethics or any harm caused to the Fund from a violation of the Code of Ethics.  Further, the Sub-adviser represents and warrants that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Sub-adviser and its employees.

i.                                          The Sub-adviser will provide the Adviser and the Fund with a copy of its Form ADV Part 2A and promptly furnish a copy of all amendments thereto to the Adviser and the Fund.

j.                                         The Sub-adviser will promptly notify the Adviser of any changes in its officers, directors, or managing members or persons acting in a similar capacity or in the portfolio management team responsible for the Fund, or if there is otherwise an actual or expected change in control or management of the Sub-adviser.

k.                                      The Sub-adviser (A) shall maintain such books and records with respect to the Managed Assets as are required by law, including without limitation the 1940 Act and the Advisers Act, and the rules and regulations thereunder, (B) shall render to the Board such periodic and special reports as the Board may request or the Adviser may reasonably request in writing, and (C) shall meet with any person at the request of the Adviser or the Board for the purpose of reviewing the Sub-adviser’s performance under this Agreement at reasonable times and upon reasonable advance written notice.  All such books and records shall be the property of the Fund, and the Sub-adviser will surrender promptly to the Fund any of such books and records upon the Fund’s request (provided that the Sub adviser may retain a copy of such books and records) and shall make all such books and records available for inspection and use by the SEC, the Fund, the Adviser or any person retained by the Fund at all times.  Where applicable, such books and records shall be maintained by the Sub-adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act.

l.                                          The Sub-adviser shall timely provide to the Adviser and the Fund all information and documentation they may reasonably request as necessary or appropriate in connection with the compliance by them or either of them with the requirements of any applicable law, including, without limitation, (i) information and commentary for the Fund’s annual and semi-annual reports, in a format approved by the Adviser, together with (A) a certification that such information and commentary discuss all of the factors that materially affected the performance of the Managed Assets, including the relevant market conditions and the investment techniques and strategies used, and do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the information and commentary not misleading, and (B) additional certifications related to the Sub-adviser’s management of the Fund in order to support the Fund’s filings on Form N-CSR, Form N-Q and other applicable forms, and the Fund’s Principal Executive Officer’s and Principal Financial Officer’s certifications under Rule 30a-2 under the 1940 Act, thereon; (ii) a quarterly sub-certification with respect to compliance matters related to the Sub-adviser and the Sub-adviser’s management of the Fund, in a form reasonably requested by the Adviser, as it may be amended from time to time; and (iii) an annual certification from the Sub-adviser’s Chief Compliance Officer, appointed under Rule 206(4)-7 under the Advisers Act, with respect to the design and operation of the Sub adviser’s compliance program, in a form reasonably requested by the Adviser.

m.                                  The Sub-adviser shall promptly provide notice to the Adviser if it becomes the subject of an administrative proceeding or enforcement action by, or any non-routine inspection by, any governmental, administrative, or self-regulatory agency relating to (i)

the Sub-adviser’s management of the Managed Assets or otherwise relating to the Fund or (ii) matters that the Adviser reasonably views as material to the Sub-adviser’s ability to provide services to the Fund.  The Sub-adviser shall promptly make available to the Adviser and to the Fund any deficiency letter, responses to deficiency letters, or similar communications or actions relating to the Managed Assets or the Sub-adviser’s services to the Fund.

n.                                      The Sub-adviser shall maintain and keep in place reasonable and adequate disaster recovery plans and systems in accordance with all applicable laws and regulations. The Sub-adviser shall regularly maintain and enhance such plans and systems to address the changing operational and risk environments, including, but not limited to, a written comprehensive information security program that is in compliance with applicable federal and state laws. The Sub-adviser shall notify the Adviser in the event of a cybersecurity attack on any of its information systems, or other breach of its information systems, that may compromise the Fund, including its shareholders, or the Adviser.

o.                                      The Sub-adviser shall maintain the confidentiality of Trust information, other than as needed to conduct the business of the Fund or as may be required to be disclosed by applicable law or compelled by judicial or regulatory authority having competent jurisdiction, and exercise at least the same standard of care that it uses to protect its own confidential and proprietary information.

3.                                      Compensation of the Sub-adviser.  In full consideration of services rendered and the expenses incurred by the Sub-adviser in the performance of such services, the Adviser will pay the Sub-adviser a fee, at the annual rate set forth in Schedule A hereto, based on the average daily net Managed Assets (“Sub-advisory Fee”) (except as such Sub-advisory Fee may be reduced as set forth below).  Such Sub-advisory Fee shall be accrued daily and paid monthly no later than 10 days after the end of each month for which the Sub-advisory Fee is earned.  If the Sub-adviser shall serve for less than the whole of any month, the Sub-advisory Fee shall be prorated.  For the purpose of determining the Sub-advisory Fee payable to the Sub-adviser, the value of the average daily net Managed Assets shall be computed at the times and in the same manner as the Fund’s average daily net assets are computed for purposes of calculating the advisory fee paid by the Fund to the Adviser (“Advisory Fee”) as determined by the Board and set forth in the Governing Documents.

In the event that the Adviser implements any Advisory Fee waiver, Advisory Fee reduction or expense limitation in respect of the Fund (“Fee Modification”) for any period, the Sub-advisory Fee, as set forth above, shall be reduced for any such period by (i) the dollar value of such Fee Modification multiplied by (ii) the proportion that (A) the Sub-advisory Fee bears to (B) the Advisory Fee (absent such Fee Modification).

4.                                      Conflicts.  Without limiting any fiduciary duty or other obligation of the Sub- adviser to the Fund, the Sub-adviser will implement, establish, maintain, and comply with reasonable compliance policies and procedures that are (i) acceptable to the Board and the Adviser and (ii) intended to address conflicts of interest associated with the side by side management of the Managed Assets and the investment portfolios of other clients it advises.

5.                                      Liability of the Sub-adviser.  Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Sub-adviser or any of its partners, members, officers, agents, employees, or shareholders or the breach by the Sub-adviser of any representation or warranty hereunder, neither the Sub-adviser nor any of its partners, members, officers, employees and shareholders shall be liable for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding, or sale of any security.  Nothing herein shall constitute a waiver of any rights or remedies that the Fund may have under any federal or state securities laws whose applicability is not permitted to be contractually waived.

6.                                      Indemnifications.

a.                                      Indemnification by the Sub-adviser.  The Sub-adviser hereby agrees to indemnify and hold harmless the Fund and the Adviser and their respective Trustees, members, officers, directors, employees, shareholders, affiliates, and agents and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act, against any and all direct losses, damages, costs, charges, reasonable counsel fees, payments, expenses, liability, claims, actions, suits, or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency, or instrumentality of any kind, arising out of or attributable to the willful misconduct, bad faith, gross negligence, or reckless disregard of obligations or duties in the performance of the Sub-adviser’s duties (on the part of the Sub-adviser or any of its partners, members, officer, agents, employees, shareholders, affiliates, or controlling persons) under this Agreement or the material breach of any representation or warranty hereunder.  The rights of indemnification provided in this section shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise by law.

b.                                      Indemnification by the Adviser.  The Adviser shall indemnify and hold harmless the Sub-adviser and each of its partners, members, officers, agents, employees and shareholders, and each person, if any, who controls the Sub-adviser within the meaning of Section 15 of the Securities Act, against any and all direct losses, damages, costs, charges, reasonable counsel fees, payments, expenses, liability, claims, actions, suits, or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency, or instrumentality of any kind, arising out of or attributable to (i) any action or inaction by the Sub-adviser that the Sub-adviser has taken or refrained from taking, as applicable, in good faith pursuant to and consistent with the Adviser’s written instructions to the Sub-adviser; or (ii) the willful misconduct, bad faith, gross negligence or reckless disregard of obligations or duties in the performance of the Adviser’s duties (on the part of the Adviser or any of its officers, directors, partners, agents, employees, affiliates, or controlling persons) under this Agreement or the material breach of any representation or warranty hereunder.  The rights of indemnification provided in this section shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise by law.

7.                                      Limitation of Fund’s Liability.  The Sub-adviser acknowledges that it has received notice of and accepts the limitations upon the Fund’s liability set forth in the Trust’s Trust Instrument, as amended.

8.                                      Renewal, Termination, and Amendment.  This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, until the second anniversary of the date set forth above, and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved at least annually by (i) the Trustees of the Trust or (ii) a vote of the holders of a majority of the outstanding voting securities of the Fund and, in either event, by vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in accordance with the provisions of the 1940 Act.

This Agreement may be terminated at any time without payment of any penalty, by the Adviser, the Board, or by a vote of a majority of the outstanding voting securities of the Fund upon 60 days’ prior written notice to the Sub-adviser, or upon such shorter notice as may be mutually agreed upon.  This Agreement may also be terminated immediately, without the payment of any penalty, by (i) either Party upon material breach by the other Party of any agreement, obligation, representation, or warranty set forth in this Agreement, or (ii) by the Adviser if, in the reasonable judgment of the Adviser, the Sub-adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as the insolvency of the Sub-adviser, the termination, resignation, or other loss of a portfolio manager, or other circumstances that the Adviser determines could adversely affect the Fund.  This Agreement may also be terminated immediately, without the payment of any penalty, by the Adviser if the Sub-adviser becomes subject to any enforcement actions or administrative proceedings that the Adviser reasonably expects to have a material and adverse effect on the Sub-adviser’s ability to perform under the Agreement.  This Agreement shall terminate automatically and immediately (i) upon termination of the Advisory Agreement between the Adviser and the Fund and (ii) in the event of its assignment.  The Sub-adviser shall promptly notify the Adviser of any transaction or other event that results in an assignment of this Agreement within the meaning of the 1940 Act.

In the event of a termination of this Agreement, those paragraphs of this Agreement which govern the conduct of the Parties’ future interactions with respect to the Sub-adviser having provided investment advisory services to the Fund for the duration of the Agreement, including, but not limited to, paragraphs 2(k), (1), and (m), 6, 7, 9, 11 and 12, shall survive the termination of the Agreement.

This Agreement may be amended at any time by the Sub-adviser and the Adviser, subject to approval by a majority of those Trustees of the Trust who are not interested persons of any Party and, if required by applicable law or SEC rules and regulations, a vote of a majority of the Fund’s outstanding voting securities.

9.                                      Use of Names.

a.                                      The Sub-adviser shall not use the name of the Fund or the Adviser in any manner not approved prior thereto by the Adviser; provided, however, that the Sub adviser may use the name of the Adviser or the Fund in any material that merely refers in accurate terms to the Sub-adviser’s provision of the sub-advisory services to the Fund and related performance information.

b.                                      The Sub-adviser hereby grants to the Adviser and the Trust during the term of this Agreement the right and license to use the Sub-adviser’s name and registered and unregistered trademarks, service marks and logos on websites, marketing literature, Prospectuses, Statements of Additional Information, shareholder reports, proxies, and in other materials solely for the purpose of disclosing and promoting the relationship between the parties to this Agreement.  In accordance with the license rights granted in the preceding sentence, the Adviser agrees to furnish to the Sub-adviser copies of such documents that refer to the Sub-adviser prior to the use thereof, and not to use such material if the Sub-adviser reasonably objects in writing within three (3) business days (or such other time as may be mutually agreed) after receipt thereof.

10.                               Sub-adviser Insurance.  The Sub-adviser agrees that it will maintain at its own expense (i) adequate fidelity bond insurance with respect to its activities on behalf of the Fund and (ii) an Errors and Omissions insurance policy with respect to the Sub-adviser and providing coverage for the services provided by the Sub-adviser to the Fund under this Agreement in an amount not less than $10 million and Commercial General Liability insurance in a commercially reasonable amount.  The minimum required amounts set forth in this insurance provision are not to be construed as a limitation on the Sub-adviser’s liability under this Agreement.  Any and all deductibles specified in the above-referenced insurance policies shall be assumed by the Sub adviser.

11.                               Third-Party Beneficiaries.  Notwithstanding Section 6 of this Agreement, no person other than the Fund, and each of the persons from time to time serving as a Trustee, officer, or agent of the Fund, and each of the persons named as entitled to indemnification under Section 6 of this Agreement, shall be entitled to any right or benefit arising under or in respect of this Agreement; there are no third-party beneficiaries of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement is intended to, or shall be read to, (i) create in any person other than the Fund any direct, indirect, derivative, or other rights against the Adviser or Sub-adviser, or (ii) create or give rise to any duty or obligation on the part of the Adviser or Sub-adviser (including without limitation any fiduciary duty) to any person other than the Fund (including without limitation any shareholder in the Fund), all of which rights, benefits, duties, and obligations are hereby expressly excluded.

12.                               Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

13.                               Miscellaneous.  Each Party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without giving effect to conflicts of laws rules.  Exclusive jurisdiction over any action, suit, or proceeding under, arising out of, or relating to this Agreement shall lie in the federal and state courts within the State of New York, and each party hereby waives any objection it may have at any time to the laying of venue of any such proceedings brought in any such courts, waives any claim that such proceedings have been brought in an inconvenient forum, and further waives the right to object, with respect to such proceedings, that any such court does not have jurisdiction over that party.  The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one agreement, binding on the Parties.

14.                               Certain Definitions.  The terms “vote of a majority of the outstanding voting securities,” “assignment,” “control,” and “interested persons,” when used herein, shall have the respective meanings specified in the 1940 Act.  References in this Agreement to the 1940 Act and the Advisers Act shall be construed as references to such laws as now in effect or as hereafter amended, and shall be understood as inclusive of any applicable rules, interpretations and/or orders adopted or issued thereunder by the SEC.

15.                               Independent Contractor.  The Sub-adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent a Fund in any way or otherwise be deemed an agent of a Fund.

16.                               Notices.  Notices of any kind to be given to the Adviser hereunder by the Sub-adviser or the Trust shall be in writing and shall be duly given if mailed or delivered to the Adviser at 4900 Tiedeman Road, 4th Floor, Brooklyn, Ohio 44144, Attention: President, with a copy to Christopher K. Dyer, or at such other address or to such individual as shall be so specified by the Adviser to the Sub-adviser and the Trust.  Notices of any kind to be given to the Sub-adviser hereunder by the Adviser or the Trust shall be in writing and shall be duly given if mailed or delivered to the Sub-adviser at SailingStone Capital Partners LLC, One California Street, Suite 3050, San Francisco, CA 94111, Attention: MacKenzie Davis, or at such other address or to such individual as shall be so specified by the Sub-adviser to the Adviser and the Trust.  Notices of any kind to be given to the Trust hereunder by the Adviser or Sub-adviser shall be in writing and shall be duly given if mailed or delivered to 4900 Tiedeman Road, 4th Floor, Brooklyn, Ohio 44144, Attention: Chair of the Board; with a copy to Morrison & Foerster LLP, 250 W. 55th Street, New York, New York, 10019, Attention: Jay G. Baris, Esq., or at such other address or to such individual as shall be so specified by the Trust to the Adviser.  Notices shall be effective upon delivery.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

VICTORY CAPITAL MANAGEMENT INC.

By:
	Name:	David Brown
	Title:	Chief Executive Officer

SAILINGSTONE CAPITAL PARTNERS LLC

By:
	Name:	MacKenzie B. Davis
	Title:	Managing Partner

Schedule A

Annual rate for purposes of Section 3 of this Agreement:

0.50% of the Managed Assets up to $1 billion; plus

0.32% of the Managed Assets of more than $1 billion but less than $2 billion; plus

0.22% of the Managed Assets of more than $2 billion.

A-1